Exhibit (c)(14)

CONFIDENTIAL 21 JULY 2008

Disclaimer The information herein has been prepared by Lazard based upon information supplied by Tower Group, Inc. (the Company) and CastlePoint Holdings, Ltd. (CastlePoint) or publicly available information and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company and CastlePoint with respect to the anticipated future performance of the Company and CastlePoint. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, CastlePoint or any other entity, or concerning solvency or fair value of the Company, CastlePoint or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and CastlePoint to the future financial performance of the Company or CastlePoint. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of Tower Group, Inc. (the Special Committee), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. IRS Circular 230 Disclosure: This memorandum was not intended or written to be used and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

Table of Contents I MANAGEMENT PROJECTIONS 1 II MARKET UPDATE SINCE 7/7 REVISED INDICATION 3 III TRANSACTION FINANCING ALTERNATIVES AND CAPITAL RAISE SCENARIO 5 IV PRO FORMA FINANCIAL ANALYSIS 13 V SELECTED STRUCTURAL CONSIDERATIONS 17 Appendix 17 A Additional Pro Forma Financial Analyses 18 B Selected Comparable Public Company Trading Analyses 30 C Selected CastlePoint Information 37 D Selected Tower Information 44

I Management Projections

I Management Projections Management’s Discussion of Premium Growth & Capital Requirements On 7/14/08, Tower management informed the Special Committee and its financial and legal advisors that management’s projections should be revised downward to reflect lower expected annual growth in premiums On 7/18/08, Tower management made a presentation to the Special Committee and its financial and legal advisors that included revised financial projections assuming 10% annual growth in premiums (down from 20%) and the basis for management’s revision Previous management projections assumed 20% annual growth comprised of up to 10% resulting from organic growth and an additional 10% or more from acquisitions Management believes that the current market environment has significantly limited its ability to raise additional capital (e.g., issuing equity, trust preferred securities or debt) required to support growth and, in particular, finance acquisitions Management therefore believes that an annual growth rate of 10% rather than 20% “may be more realistic” Other management considerations included uncertainty regarding CastlePoint’s future participation in Tower acquisitions (e.g., as a source of capital/reinsurance), impact on capital of recent investment portfolio losses, and management’s desire to reduce quota share cessions to CastlePoint from 50% or more currently to less than 25% in the absence of a “long term solution” with CastlePoint Management indicated that other key projection assumptions underlying its financial projections assuming 10% annual growth (e.g., loss ratio, expenses, investment portfolio yield) were not changed from the previous management projections 1

I Management Projections Comparison of Revised Management Forecasts and IBES Consensus ($ in millions, except per share amounts) x x Mgmt. Estimate A-2 10% A-2 20% A-2 10% IBES A-2 10% A-2 20% vs. IBES vs. IBES vs. 20% Net Income $69.0 $67.7 $67.7 ($1.2) ($1.2) $0.0 % Change (1.8%) (1.8%) 0.0% 2008E EPS 2.95 2.92 2.92 (0.03) (0.03) 0.00 % Change (1.2%) (1.2%) 0.0% Net Income $80.6 $76.0 $80.0 ($4.6) ($0.6) ($4.0) % Change (5.7%) (0.7%) (5.0%) 2009E EPS 3.40 3.27 3.44 (0.13) 0.04 (0.17) % Change (3.8%) 1.3% (5.0%) Net Income $81.0 $94.6 ($13.5) % Change (14.3%) 2010E EPS 3.49 4.07 (0.58) % Change (14.3%) '08E - '09E EPS Growth 12.1% 18.1% '09E - '10E EPS Growth 6.7% 18.2% Source: FactSet (7/18/08) and management forecasts. 2

II Market Update Since 7/7 Revised Indication

II Market Update Since 7/7 Revised Indication Recent Trading Performance Current Since Revised Since Initial Price Indication Indication 7/18/08 7/7/08 5/22/08 Tower $18.94 (6.7%) (30.6%) CastlePoint 9.16 (4.1%) (14.5%) Selected Specialty: Markel $360.75 1.3% (10.4%) Navigators 47.09 (9.3%) (6.3%) Philadelphia 33.99 3.5% (8.7%) RLI 53.60 13.6% 6.6% W.R. Berkley 23.97 0.7% (12.1%) Mean 1.9% (6.2%) Median 1.3% (8.7%) Selected Bermuda: Aspen $23.41 1.8% (8.9%) Endurance 28.60 (4.9%) (16.5%) Odyssey Re 37.94 4.5% 0.4% PartnerRe 65.40 (2.5%) (11.5%) Platinum Underwriters 33.71 5.8% (6.9%) Mean 0.9% (8.7%) Median 1.8% (8.9%) Memo: S&P 500 1,261 0.7% (9.6%) Source: FactSet (7/18/08). 3

II MARKET UPDATE SINCE 7/7 REVISED INDICATION Implied Value of Tower Offer at 0.4900x & 0.5000x Exchange Ratio $10.25 % Change Since 7/7/08 0.5000x (4.5%) 0.4900 (4.4%) 7 July 08 $10.16 10.00 7 July 08 $9.95 9.75 $9.70 9.50 $9.51 9.25 7 Jul 08 9 Jul 08 11 Jul 08 13 Jul 08 15 Jul 08 18 Jul 08 Implied Offer Value at 0.5000x (a) Implied Offer Value at 0.4900x (b) Source: FactSet (7/18/08). Note: Based on original offer consideration. (a) Assumes cash component of $3.39 per CastlePoint share and the remainder as stock consideration. (b) Assumes cash component of $3.40 per CastlePoint share and the remainder as stock consideration. 7/21/20 4

III Transaction Financing Alternatives and Capital Raise Scenario

TOWER GROUP

III TRANSACTION FINANCING ALTERNATIVES AND CAPITAL RAISE SCENARIO

Selected Transaction Financing Alternatives and Key Assumptions

2009E pre-tax transaction adjustments at illustrative $11.75 purchase price (28% premium to current), $125mm of cash to CastlePoint shareholders and $50mm of share repurchase. Assumes Bermuda Monetary Authority approves amount of cash to be accessed from CastlePoint

$175MM CPHL CASH & NO SHARE REPURCHASE	$125MM CPHL CASH & $50MM SHARE REPURCHASE	$75MM CPHL CASH & $100MM SHARE REPURCHASE
■ Consideration of ~ $175mm cash and Tower stock issued for balance	■ Consideration of ~ $125mm cash and Tower stock issued for balance	■ Consideration of ~ $75mm cash and Tower stock issued for balance
■ No share repurchase	■ Share repurchase of $50mm (following transaction close)	■ Share repurchase of $100mm (following transaction close)

GENERAL

- Transaction close: December 2008
- Assumes gain on sale of CastlePoint stock (~ $5mm) is taxed at 35% rate
- Purchase accounting adjustments:
  - Limited estimated intangibles ~ $8mm (amortized over 10 years)
  - Loss from TRM accounting change from brokerage to insurance company: ~ $6mm (first 12 months)
  - Loss of equity income in CastlePoint: ~ $6mm
  - Estimated one-time transaction costs: $20mm (will further reduce cash in combined company)
- Loss of Bermuda tax benefit: ~ $30mm (assumes ~ 35% tax rate)
- Increased earnings from shift towards higher margin business mix (e.g., reduced reinsurance business and increased primary business): ~ $3mm
- Expense synergies: ~ $6mm
- Adjustments tax effected at Tower effective tax rate (~ 35%)
- Foregone interest income on cash from CPHL: ~ $11mm (after share repurchase, if applicable)
- Loss of income from impact of external reinsurance: ~ $10mm (after share repurchase, if applicable)
- Assumes Tower standalone annual dividend per share maintained following close ($0.20)

5 LAZARD

III TRANSACTION FINANCING ALTERNATIVES AND CAPITAL RAISE SCENARIO Regression Analysis – Price/Book Value Multiple vs. 2009E ROE Price/Book Value 2.50x R2 = 0.66 2.00 National Interstate AmTrust RLI Philadelphia Tower 1.50 Markel (19.3%, 1.41x) Navigators First Mercury Hallmark W.R. Berkley 1.00 HCC Insurance American Safety 0.50 United America Specialty Underwriters 0.00 5% 10% 15% 20% 25% 2009E ROE(a)  Source: FatSet (7/18/08) and SNI. (a) IBES median consensus.6

III TRANSACTION FINANCING ALTERNATIVES AND CAPITAL RAISE SCENARIO Regression Analysis Sensitivities x x Price Paid per CastlePoint Share $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Implied Premium to Current Share Price ($9.16) 20% 23% 26% 28% 31% 34% $175mm of Cash to CastlePoint Shareholders: Pro Forma 2009E ROAE 19.7% 18.8% 18.5% 18.2% 17.9% 17.7% Implied Price/Book Value Multiple 1.74x 1.64x 1.60x 1.58x 1.55x 1.53x Implied Pro Forma Share Price $28.86 $27.26 $26.73 $26.34 $25.96 $25.60 Implied 2009E P/E 8.0x 8.0x 8.0x 8.0x 8.0x 8.0x Implied 2010E P/E 7.4 7.1 7.1 7.1 7.1 7.1 $125mm of Cash to CastlePoint Shareholders (before Repurchase): Pro Forma 2009E ROAE 19.7% 18.8% 18.5% 18.2% 17.9% 17.7% Implied Price/Book Value Multiple 1.74x 1.64x 1.60x 1.58x 1.55x 1.53x Implied Pro Forma Share Price $28.41 $26.84 $26.33 $25.94 $25.58 $25.22 Implied 2009E P/E 8.0x 8.0x 8.0x 8.0x 8.0x 8.0x Implied 2010E P/E 7.4 7.1 7.1 7.1 7.1 7.1 $75mm of Cash to CastlePoint Shareholders (before Repurchase): Pro Forma 2009E ROAE 17.8% 17.0% 16.7% 16.5% 16.3% 16.1% Implied Price/Book Value Multiple 1.53x 1.46x 1.44x 1.42x 1.40x 1.38x Implied Pro Forma Share Price $25.94 $24.72 $24.34 $24.05 $23.78 $23.51 Implied 2009E P/E 7.9x 7.9x 7.9x 8.0x 8.0x 8.0x Implied 2010E P/E 7.3 7.1 7.1 7.1 7.1 7.1 Source FatSet (7/18/08) and SNL 7

III TRANSACTION FINANCING ALTERNATIVES AND CAPITAL RAISE SCENARIO CastlePoint Book Value Analysis – Adjusted ($ in millions, except per share amounts) CastlePoint’s financial advisor has indicated that their special committee may consider an offer valued at estimated 12/31/08 book value or greater CastlePoint has revised its projection for year-end book value to $11.79 Approximately $10mm of the reduction is a result of losses/write-downs within the investment portfolio The remainder of the reduction is due to operating results Adjusted book value per share reflects an illustrative $10mm reduction to CastlePoint’s estimated year-end book value Price Paid per CastlePoint Share $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Implied Premium to Current Share Price ($9.16) 20% 23% 26% 28% 31% 34% Reported (12/31/08): Book Value $451.5 $451.5 $451.5 $451.5 $451.5 $451.5 Book Value per Share: Basic $11.79 $11.79 $11.79 $11.79 $11.79 $11.79 Diluted 11.75 11.74 11.73 11.72 11.71 11.70 Adjusted (12/31/08): Book Value per Share: Basic $11.53 $11.53 $11.53 $11.53 $11.53 $11.53 Diluted 11.49 11.48 11.47 11.46 11.45 11.45 Source: FatSet (7/18/08) and management forecasts. 8

III TRANSACTION FINANCING ALTERNATIVES AND CAPITAL RAISE SCENARIO Comprehensive Scenario Comparison – ’09/’10 EPS Impact ($) ($ in millions, except per share amounts) 7/7 Revised Offer Implied Tower: Low High Price Paid per CastlePoint Share Share Price P/B (a) $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Tower Standalone Base Case (“A-2”) $3.27 $3.27 $3.27 $3.27 $3.27 $3.27 $3.27 $3.27 $175 CPHL Cash, No Share Repurchase 4.97 4.79 3.59 3.41 3.35 3.30 3.26 3.21 $125 CPHL Cash, $50 Share Repurchase: Before Repurchase 4.68 4.51 3.42 3.25 3.20 3.15 3.11 3.07 After Repurchase 4.89 4.71 3.54 3.36 3.30 3.25 3.21 3.16 $75 CPHL Cash, $100 Share Repurchase: 2009E Before Repurchase 4.42 4.27 3.27 3.11 3.06 3.02 2.99 2.95 EPS After Repurchase 4.80 4.63 3.48 3.31 3.25 3.20 3.16 3.12 Capital Raise at Forward P/E: 5.9x $19.80 1.28x 3.36 3.36 3.36 3.36 3.36 3.36 3.36 3.36 8.0 26.85 1.74 3.36 3.36 3.36 3.36 3.36 3.36 3.36 3.36 9.0 30.21 1.96 3.36 3.36 3.36 3.36 3.36 3.36 3.36 3.36 10.0 33.56 2.18 3.36 3.36 3.36 3.36 3.36 3.36 3.36 3.36 Tower Standalone Base Case (“A-2”) $3.49 $3.49 $3.49 $3.49 $3.49 $3.49 $3.49 $3.49 $175 CPHL Cash, No Share Repurchase 4.28 4.23 3.90 3.85 3.79 3.73 3.68 3.63 $125 CPHL Cash, $50 Share Repurchase: Before Repurchase 4.04 3.99 3.70 3.66 3.60 3.55 3.51 3.46 After Repurchase 4.21 4.16 3.84 3.79 3.73 3.67 3.62 3.57 $75 CPHL Cash, $100 Share Repurchase: 2010E Before Repurchase 3.83 3.79 3.53 3.50 3.44 3.40 3.35 3.31 EPS After Repurchase 4.14 4.09 3.78 3.74 3.67 3.62 3.57 3.52 Capital Raise at Forward P/E: 5.9x $20.51 1.11x 3.48 3.48 3.48 3.48 3.48 3.48 3.48 3.48 8.0 28.76 1.55 3.60 3.60 3.60 3.60 3.60 3.60 3.60 3.60 9.0 32.69 1.77 3.63 3.63 3.63 3.63 3.63 3.63 3.63 3.63 10.0 36.62 1.98 3.66 3.66 3.66 3.66 3.66 3.66 3.66 3.66 Source: FactSet (7/18/08) and management forecasts. Note: Share repurchase based on Tower forward share price of $24.00. (a) Based on Tower book value per share of $15.43 as of 12/31/08 and $18.51 as of 12/31/09. 7/21/20 9

III TRANSACTION FINANCING ALTERNATIVES AND CAPITAL RAISE SCENARIO Comprehensive Scenario Comparison – BVPS and ROE Impact ($/%) ($ in millions, except per share amounts) 7/7 Revised Offer Low High Price Paid per CastlePoint Share $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Tower Standalone Base Case (“A-2”) $15.43 $15.43 $15.43 $15.43 $15.43 $15.43 $15.43 $15.43 $175 CPHL Cash, No Share Repurchase 16.39 16.42 16.60 16.63 16.67 16.70 16.73 16.76 $125 CPHL Cash, $50 Share Repurchase: BVPS Before Repurchase 16.58 16.61 16.77 16.79 16.82 16.85 16.87 16.90 12/31/08 After Repurchase 16.11 16.14 16.34 16.38 16.41 16.44 16.48 16.51 $75 CPHL Cash, $100 Share Repurchase: Before Repurchase 16.75 16.77 16.91 16.93 16.96 16.98 17.00 17.03 After Repurchase 15.84 15.87 16.09 16.12 16.16 16.20 16.23 16.27 Tower Standalone Base Case (“A-2”) 19% 19% 19% 19% 19% 19% 19% 19% $175 CPHL Cash, No Share Repurchase 26% 26% 20% 19% 18% 18% 18% 18% $125 CPHL Cash, $50 Share Repurchase: 2009E Before Repurchase 25% 24% 19% 18% 18% 17% 17% 17% ROE After Repurchase 26% 26% 20% 19% 18% 18% 18% 18% $75 CPHL Cash, $100 Share Repurchase: Before Repurchase 23% 23% 18% 17% 17% 17% 16% 16% After Repurchase 26% 26% 20% 19% 18% 18% 18% 18% Source: FactSet (7/18/08) and management forecasts. Note: Share repurchase based on Tower forward share price of $24.00. 7/21/20 10

III TRANSACTION FINANCING ALTERNATIVES AND CAPITAL RAISE SCENARIO Comprehensive Scenario Comparison – ’09/’10 EPS Acc./(Dil.) (%) ($ in millions, except per share amounts) 7/7 Revised Offer Implied Tower: Low High Price Paid per CastlePoint Share Share Price P/B (a) $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Tower Standalone Base Case (“A-2”) $3.27 $3.27 $3.27 $3.27 $3.27 $3.27 $3.27 $3.27 $175 CPHL Cash, No Share Repurchase 52% 46% 10% 4% 2% 1% (0%) (2%) $125 CPHL Cash, $50 Share Repurchase: Before Repurchase 43% 38% 5% (1%) (2%) (4%) (5%) (6%) 2009E After Repurchase 49% 44% 8% 3% 1% (1%) (2%) (3%) EPS $75 CPHL Cash, $100 Share Repurchase: ACC./ Before Repurchase 35% 31% (0%) (5%) (6%) (8%) (9%) (10%) (DIL.) After Repurchase 47% 42% 7% 1% (1%) (2%) (3%) (5%) Capital Raise at Forward P/E: 5.9x $19.80 1.28x 3% 3% 3% 3% 3% 3% 3% 3% 8.0 26.85 1.74 3% 3% 3% 3% 3% 3% 3% 3% 9.0 30.21 1.96 3% 3% 3% 3% 3% 3% 3% 3% 10.0 33.56 2.18 3% 3% 3% 3% 3% 3% 3% 3% Tower Standalone Base Case (“A-2”) $3.49 $3.49 $3.49 $3.49 $3.49 $3.49 $3.49 $3.49 $175 CPHL Cash, No Share Repurchase 23% 21% 12% 11% 9% 7% 5% 4% $125 CPHL Cash, $50 Share Repurchase: Before Repurchase 16% 15% 6% 5% 3% 2% 1% (1%) 2010E After Repurchase 21% 19% 10% 9% 7% 5% 4% 2% EPS $75 CPHL Cash, $100 Share Repurchase: ACC./ Before Repurchase 10% 9% 1% 0% (1%) (3%) (4%) (5%) (DIL.) After Repurchase 19% 17% 8% 7% 5% 4% 2% 1% Capital Raise at Forward P/E: 5.9x $20.51 1.11x (0%) (0%) (0%) (0%) (0%) (0%) (0%) (0%) 8.0 28.76 1.55 3% 3% 3% 3% 3% 3% 3% 3% 9.0 32.69 1.77 4% 4% 4% 4% 4% 4% 4% 4% 10.0 36.62 1.98 5% 5% 5% 5% 5% 5% 5% 5% Source: FactSet (7/18/08) and management forecasts. Note: Share repurchase based on Tower forward share price of $24.00. (a) Based on Tower book value per share of $15.43 as of 12/31/08 and $18.51 as of 12/31/09. 7/21/20 11

III TRANSACTION FINANCING ALTERNATIVES AND CAPITAL RAISE SCENARIO Comprehensive Scenario Comparison – BVPS and ROE Impact (%) ($ in millions, except per share amounts) 7/7 Revised Offer Low High Price Paid per CastlePoint Share $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Tower Standalone Base Case (“A-2”) $15.43 $15.43 $15.43 $15.43 $15.43 $15.43 $15.43 $15.43 $175 CPHL Cash, No Share Repurchase 6% 6% 8% 8% 8% 8% 8% 9% BVPS $125 CPHL Cash, $50 Share Repurchase: 12/31/08 Before Repurchase 7% 8% 9% 9% 9% 9% 9% 10% ACC./ After Repurchase 4% 5% 6% 6% 6% 7% 7% 7% (DIL.) $75 CPHL Cash, $100 Share Repurchase: Before Repurchase 9% 9% 10% 10% 10% 10% 10% 10% After Repurchase 3% 3% 4% 4% 5% 5% 5% 5% Tower Standalone Base Case ("A-2") 19% 19% 19% 19% 19% 19% 19% 19% $175 CPHL Cash, No Share Repurchase 8% 7% 1% (0%) (0%) (1%) (1%) (1%) 2009E $125 CPHL Cash, $50 Share Repurchase: ROE Before Repurchase 6% 5% (0%) (1%) (1%) (2%) (2%) (2%) ABS. After Repurchase 8% 7% 1% (0%) (0%) (1%) (1%) (1%) DIF. $75 CPHL Cash, $100 Share Repurchase: Before Repurchase 5% 4% (1%) (2%) (2%) (2%) (3%) (3%) After Repurchase 8% 7% 1% (0%) (0%) (1%) (1%) (1%) Source: FactSet (7/18/08) and management forecasts. Note: Share repurchase based on Tower forward share price of $24.00. 7/21/20 12

IV Pro Forma Financial Analysis

IV PRO FORMA FINANCIAL ANALYSIS Transaction Sources and Uses ($ in millions, except per share amounts) Assumes $125mm of cash to CastlePoint shareholders and $50mm of share repurchase 7/7 Revised Offer Tower Low High Price Paid per CastlePoint Share Statistic $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Implied Premium to Current Share Price ($9.16) 4% 6% 20% 23% 26% 28% 31% 34% Sources: Tower Equity Issued $214.8 $221.6 $269.6 $278.9 $288.3 $297.6 $306.9 $316.2 Debt/Preferred 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 CastlePoint Cash 198.3 198.4 199.6 199.8 200.0 200.3 200.5 200.7 Tower Ownership in CastlePoint 24.3 24.8 28.1 28.7 29.4 30.0 30.7 31.3 Total Sources $437.4 $444.8 $497.3 $507.5 $517.7 $527.9 $538.1 $548.3 Uses: Equity Purchase Price $364.1 $371.4 $422.7 $432.7 $442.6 $452.6 $462.6 $472.5 Transaction Costs 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 Tax on Gain from Sale of Tower Ownership in CastlePoint 3.3 3.4 4.6 4.8 5.0 5.3 5.5 5.7 Share Repurchase 50.0 50.0 50.0 50.0 50.0 50.0 50.0 50.0 Total Uses $437.4 $444.8 $497.3 $507.5 $517.7 $527.9 $538.1 $548.3 Consideration Mix (a): Stock 63% 64% 68% 69% 70% 70% 71% 72% Cash 37% 36% 32% 31% 30% 30% 29% 28% Leverage: $125mm Cash to CPHL Shareholders (Post-Repurchase): Debt + Hybrids/Capital 22% 29% 29% 28% 28% 28% 27% Moody's Debt/Tangible Capital (b) 18% 23% 23% 23% 23% 23% 23% Debt + Hybrids/Tangible Capital 24% 31% 30% 30% 30% 30% 30% x Note: Assumes Tower share price of $18.94 and CastlePoint share price of $9.16. (a) Excludes CastlePoint shares held by Tower. (b) Assumes 25% equity credit for trust preferreds, in accordance with Moody's rating methodology. 7/21/20 13

IV PRO FORMA FINANCIAL ANALYSIS Illustrative Pro Forma Impact (12/08 Close) ($ in millions, except per share amounts) Assumes $125mm of cash to CastlePoint shareholders and $50mm of share repurchase 7/7 Revised Offer Tower Low High Price Paid per CastlePoint Share Statistic $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Implied Premium to Current Share Price ($9.16) 4% 6% 20% 23% 26% 28% 31% 34% Pro Forma Financial Data: 2009E EPS $3.27 $4.89 $4.71 $3.54 $3.36 $3.30 $3.25 $3.21 $3.16 Book Value per Share (12/31/08): Reported $15.43 $16.11 $16.14 $16.34 $16.38 $16.41 $16.44 $16.48 $16.51 Tangible (a) 13.69 14.75 14.79 14.99 15.22 14.99 14.78 14.56 14.36 2009E ROAE 19% 26% 26% 20% 19% 18% 18% 18% 18% Implied Pro Forma Share Price at 2009E P/E Multiple of: 5.4x $26.18 $25.23 $18.95 $18.00 $17.68 $17.43 $17.18 $16.95 5.9 28.81 27.76 20.85 19.81 19.45 19.17 18.91 18.65 8.0 39.09 37.66 28.30 26.88 26.39 26.02 25.65 25.30 9.0 43.98 42.37 31.83 30.24 29.69 29.27 28.86 28.46 12/08 Tower Standalone Share Price at 5.9x 2009E Earnings $3.27 $19.28 $19.28 $19.28 $19.28 $19.28 $19.28 $19.28 $19.28 % Change from Current 18.94 2% 2% 2% 2% 2% 2% 2% 2% Share Price Difference – Standalone vs. Pro Forma at 2009E P/E Multiple of: 5.4x 36% 31% (2%) (7%) (8%) (10%) (11%) (12%) 5.9 49% 44% 8% 3% 1% (1%) (2%) (3%) 8.0 103% 95% 47% 39% 37% 35% 33% 31% 9.0 128% 120% 65% 57% 54% 52% 50% 48% Total Share Price Difference – Current vs. Pro Forma at 2009E P/E Multiple of: 5.4x 38% 33% 0% (5%) (7%) (8%) (9%) (11%) 5.9 52% 47% 10% 5% 3% 1% (0%) (2%) 8.0 106% 99% 49% 42% 39% 37% 35% 34% 9.0 132% 124% 68% 60% 57% 55% 52% 50% x Note: Assumes Tower share price of $18.94 and CastlePoint share price of $9.16. (a) Excludes purchase accounting related goodwill and intangibles. 14

IV PRO FORMA FINANCIAL ANALYSIS “Has/Gets” Analysis – CastlePoint Shareholder Perspective at Closing ($ in millions, except per share amounts) Assumes $125mm of cash to CastlePoint shareholders and $50mm of share repurchase 7/7 Revised Offer CastlePoint Low High Price Paid per CastlePoint Share Statistic $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Implied Premium to Current Share Price $9.16 4% 6% 20% 23% 26% 28% 31% 34% Pro Forma 2009E EPS $4.89 $4.71 $3.54 $3.36 $3.30 $3.25 $3.21 $3.16 Implied Exchange Ratio (Ex ~ $125mm Cash) 0.3174x 0.3275x 0.3968x 0.4102x 0.4235x 0.4369x 0.4502x 0.4636x Pro Forma 2009E EPS per CastlePoint Share $1.55 $1.54 $1.40 $1.38 $1.40 $1.42 $1.44 $1.47 Implied Stock Consideration per CastlePoint Share at 2009E P/E Multiple of: 5.4x $8.31 $8.26 $7.52 $7.38 $7.49 $7.61 $7.74 $7.86 5.9 9.14 9.09 8.27 8.12 8.24 8.38 8.51 8.64 8.0 12.41 12.33 11.23 11.02 11.18 11.37 11.55 11.73 9.0 13.96 13.87 12.63 12.40 12.58 12.79 12.99 13.19 Plus: Cash Consideration per CastlePoint Share $3.50 $3.50 $3.48 $3.48 $3.48 $3.48 $3.47 $3.47 Implied Total Consideration per CastlePoint Share at 2009E P/E Multiple of: 5.4x $11.81 $11.76 $11.00 $10.87 $10.96 $11.09 $11.21 $11.33 5.9 12.64 12.59 11.76 11.61 11.72 11.85 11.98 12.11 8.0 15.91 15.83 14.71 14.51 14.66 14.84 15.02 15.20 9.0 17.46 17.37 16.12 15.88 16.05 16.26 16.47 16.67 12/08 CastlePoint Standalone Share Price at 0.84x Book Value (12/31/08) $11.79 $9.85 $9.85 $9.85 $9.85 $9.85 $9.85 $9.85 $9.85 % Change from Current 9.16 8% 8% 8% 8% 8% 8% 8% 8% Share Price Difference – Standalone vs. Pro Forma at 2009E P/E Multiple of: 5.4x 20% 19% 12% 10% 11% 13% 14% 15% 5.9 28% 28% 19% 18% 19% 20% 22% 23% 8.0 61% 61% 49% 47% 49% 51% 53% 54% 9.0 77% 76% 64% 61% 63% 65% 67% 69% Total Share Price Difference – Current vs. Pro Forma at 2009E P/E Multiple of: 5.4x 29% 28% 20% 19% 20% 21% 22% 24% 5.9 38% 37% 28% 27% 28% 29% 31% 32% 8.0 74% 73% 61% 58% 60% 62% 64% 66% 9.0 91% 90% 76% 73% 75% 78% 80% 82% x Note: Assumes Tower share price of $18.94 and CastlePoint share price of $9.16. 15

IV PRO FORMA FINANCIAL ANALYSIS Analysis at Various Prices ($ in millions, except per share amounts) Assumes $125mm of cash to CastlePoint shareholders and $50mm of share repurchase Selected Public CastlePoint Price Paid per CastlePoint Share Companies (a) Statistic $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Mean Median Implied Premium to Current Share Price $9.16 20% 23% 26% 28% 31% 34% Implied Aggregate Equity Value $423 $433 $443 $453 $463 $473 Price as a Multiple of: Earnings per Share: 2008E $1.50 (b) 7.3x 7.5x 7.7x 7.8x 8.0x 8.2x 7.1x 6.0x 2009E 2.37 (c) 4.6 4.7 4.8 5.0 5.1 5.2 7.0 6.5 2010E 2.69 (c) 4.1 4.2 4.3 4.4 4.5 4.6 8.1 6.7 Book Value per Share (3/31/08): Reported $10.96 1.00x 1.03x 1.05x 1.07x 1.09x 1.12x 0.84x 0.88x Diluted 1.01 1.03 1.05 1.08 1.10 1.13 Book Value per Share (12/31/08): Reported $11.79 0.93x 0.95x 0.98x 1.00x 1.02x 1.04x Diluted 0.94 0.96 0.98 1.00 1.02 1.05 Pro Forma Tower Ownership: All Stock 52% 52% 51% 51% 50% 50% Including Cash 66% 65% 64% 63% 62% 62% Acquisition Premia: Current Share Price $9.16 20% 23% 26% 28% 31% 34% 30 Day VWAP 9.38 17% 20% 23% 25% 28% 31% 45 Day VWAP 9.50 16% 18% 21% 24% 26% 29% 52-Week High 14.67 (25%) (23%) (22%) (20%) (18%) (16%) 52-Week Low 8.74 26% 29% 32% 34% 37% 40% x x x Note: Assumes Tower share price of $18.94 and CastlePoint share price of $9.16. (a) Includes Aspen, Endurance,PartnerRe, Oddysey Re and Platinum Underwriters. (b) Reflects operating earnings. Based on management projections. (c) Based on management projections. 16

V Selected Structural Considerations

V SELECTED STRUCTURAL CONSIDERATIONS Price Cap Sensitivity Illustrative $11.75 purchase price (28% premium to current share price), $125mm of cash to CastlePoint shareholders and $50mm of share repurchase x Price Cap $12.00 $12.50 $13.00 $13.50 $14.00 $14.50 $15.00 $15.50 2009E EPS Accretion/(Dilution) - % $18.94 # (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) Tower 20.00 # 1% (1%) (1%) (1%) (1%) (1%) (1%) (1%) Share 22.00 # 4% 2% (0%) (1%) (1%) (1%) (1%) (1%) Price 24.00 # 8% 6% 3% 1% (1%) (1%) (1%) (1%) 26.00 # 11% 9% 7% 5% 3% 1% (1%) (1%) 28.00 # 14% 12% 10% 8% 6% 4% 2% 0% 2010E EPS Accretion/(Dilution) - % $18.94 # 5% 5% 5% 5% 5% 5% 5% 5% Tower 20.00 # 6% 5% 5% 5% 5% 5% 5% 5% Share 22.00 # 11% 8% 6% 5% 5% 5% 5% 5% Price 24.00 # 14% 12% 10% 7% 5% 5% 5% 5% 26.00 # 18% 15% 13% 11% 9% 7% 5% 5% 28.00 # 21% 19% 16% 14% 12% 10% 8% 6% x 17

Appendix

A Additional Pro Forma Financial Analyses

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES Pro Forma Income Statement ($ in millions, except per share amounts) Illustrative $11.75 purchase price (28% premium to current share price), $125mm of cash to CastlePoint shareholders and $50mm of share repurchase 2009E 2010E Standalone Net Income: Tower $76.0 $81.0 CastlePoint 91.6 103.8 Subtotal $167.6 $184.8 Adjustments: Pre-Closing CastlePoint Net Income -- -- Cost Savings $3.6 $4.7 Interest Expense -- -- Amortization of Identifiable Intangibles (0.5) (0.5) Amortization of Debt Issuance Fee -- -- Amortization of Bridge Loan Fees -- -- Loss of Equity Income from CastlePoint (3.9) (4.9) Foregone Interest Income on Cash (7.2) (7.2) Shift in Business Mix 2.1 6.6 Change in TRM Accounting (4.1) (0.9) Impact of External Reinsurance Ceded (6.7) (12.5) CastlePoint Tax Adjustment (30.5) (34.1) Subtotal ($47.1) ($48.7) Pro Forma Net Income $120.5 $136.1 WA Diluted Shares (mm): Pro Forma 37.0 37.0 Tower Standalone 23.2 23.2 Earnings per Share: Pro Forma $3.25 $3.67 Tower Standalone 3.27 3.49 Accretion/(Dilution): $ ($0.02) $0.19% (0.5%) 5.4% x x x x Source: FactSet (7/18/08), company filings and management forecasts. Note: Assumes Tower share price of $18.94 and CastlePoint share price of $9.16. Note: Standalone data based on management projections. 18

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES Illustrative Pro Forma Impact (12/08 Close) ($ in millions, except per share amounts) Assumes $125mm of cash to CastlePoint shareholders and $50mm of share repurchase 7/7 Revised Offer Tower Low High Price Paid per CastlePoint Share Statistic $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Implied Premium to Current Share Price ($9.16) 4% 6% 20% 23% 26% 28% 31% 34% Pro Forma Financial Data: 2010E EPS $3.49 $4.21 $4.16 $3.84 $3.79 $3.73 $3.67 $3.62 $3.57 Book Value per Share (12/31/08): Reported $15.43 $16.11 $16.14 $16.34 $16.38 $16.41 $16.44 $16.48 $16.51 Tangible (a) 13.69 14.75 14.79 14.99 15.22 14.99 14.78 14.56 14.36 2010E ROAE 17% 18% 18% 18% 18% 18% 17% 17% 17% Implied Pro Forma Share Price at 2010E P/E Multiple of: 4.6x $19.18 $18.97 $17.50 $17.30 $16.99 $16.75 $16.52 $16.29 5.1 21.44 21.20 19.57 19.34 18.99 18.73 18.46 18.21 7.2 30.30 29.96 27.64 27.32 26.84 26.46 26.09 25.73 8.2 34.51 34.12 31.48 31.12 30.57 30.13 29.71 29.30 12/08 Tower Standalone Share Price at 5.1x 2010E Earnings $3.49 $17.77 $17.77 $17.77 $17.77 $17.77 $17.77 $17.77 $17.77 % Change from Current 18.94 (6%) (6%) (6%) (6%) (6%) (6%) (6%) (6%) Share Price Difference – Standalone vs. Pro Forma at 2010E P/E Multiple of: 4.6x 8% 7% (2%) (3%) (4%) (6%) (7%) (8%) 5.1 21% 19% 10% 9% 7% 5% 4% 2% 7.2 71% 69% 56% 54% 51% 49% 47% 45% 8.2 94% 92% 77% 75% 72% 70% 67% 65% Total Share Price Difference – Current vs. Pro Forma at 2010E P/E Multiple of: 4.6x 1% 0% (8%) (9%) (10%) (12%) (13%) (14%) 5.1 13% 12% 3% 2% 0% (1%) (3%) (4%) 7.2 60% 58% 46% 44% 42% 40% 38% 36% 8.2 82% 80% 66% 64% 61% 59% 57% 55% Note: Assumes Tower share price of $18.94 and CastlePoint share price of $9.16. (a) Excludes purchase accounting related goodwill and intangibles. 19

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES “Has/Gets” Analysis – CastlePoint Shareholder Perspective at Closing ($ in millions, except per share amounts) Assumes $125mm of cash to CastlePoint shareholders and $50mm of share repurchase 7/7 Revised Offer CastlePoint Low High Price Paid per CastlePoint Share Statistic $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Implied Premium to Current Share Price $9.16 4% 6% 20% 23% 26% 28% 31% 34% Pro Forma 2010E EPS $4.21 $4.16 $3.84 $3.79 $3.73 $3.67 $3.62 $3.57 Implied Exchange Ratio (Ex ~ $125mm Cash) 0.3174x 0.3275x 0.3968x 0.4102x 0.4235x 0.4369x 0.4502x 0.4636x Pro Forma 2010E EPS per CastlePoint Share $1.34 $1.36 $1.52 $1.56 $1.58 $1.61 $1.63 $1.66 Implied Stock Consideration per CastlePoint Share at 2010E P/E Multiple of: 4.6x $6.09 $6.21 $6.94 $7.09 $7.20 $7.32 $7.44 $7.55 5.1 6.81 6.94 7.76 7.93 8.04 8.18 8.31 8.44 7.2 9.62 9.81 10.97 11.21 11.37 11.56 11.75 11.93 8.2 10.95 11.17 12.49 12.76 12.95 13.16 13.38 13.58 Plus: Cash Consideration per CastlePoint Share $3.50 $3.50 $3.48 $3.48 $3.48 $3.48 $3.47 $3.47 Implied Total Consideration per CastlePoint Share at 2010E P/E Multiple of: 4.6x $9.59 $9.71 $10.43 $10.58 $10.67 $10.79 $10.91 $11.02 5.1 10.30 10.44 11.25 11.41 11.52 11.66 11.79 11.91 7.2 13.12 13.31 14.45 14.69 14.85 15.03 15.22 15.40 8.2 14.45 14.67 15.98 16.24 16.42 16.64 16.85 17.05 12/08 CastlePoint Standalone Share Price at 0.84x Book Value (12/31/08) $11.79 $9.85 $9.85 $9.85 $9.85 $9.85 $9.85 $9.85 $9.85 % Change from Current 9.16 8% 8% 8% 8% 8% 8% 8% 8% Share Price Difference – Standalone vs. Pro Forma at 2010E P/E Multiple of: 4.6x (3%) (1%) 6% 7% 8% 10% 11% 12% 5.1 5% 6% 14% 16% 17% 18% 20% 21% 7.2 33% 35% 47% 49% 51% 53% 54% 56% 8.2 47% 49% 62% 65% 67% 69% 71% 73% Total Share Price Difference – Current vs. Pro Forma at 2010E P/E Multiple of: 4.6x 5% 6% 14% 15% 17% 18% 19% 20% 5.1 12% 14% 23% 25% 26% 27% 29% 30% 7.2 43% 45% 58% 60% 62% 64% 66% 68% 8.2 58% 60% 74% 77% 79% 82% 84% 86% Note: Assumes Tower share price of $18.94 and CastlePoint share price of $9.16. 20

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES Pro Forma 2009E EPS Accretion/(Dilution) Assumes $125mm of cash to CastlePoint shareholders and $50mm of share repurchase 7/7 Revised Offer Low High Price Paid per CastlePoint Share $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Implied Premium 4% 6% 20% 23% 26% 28% 31% 34% 2009E EPS Accretion/(Dilution) - % Current Price $18.94 # 49% # 44% # 8% # 3% # 1% # (1%) # (2%) # (3%) Volume 30 22.25 # 58% # 52% # 15% # 9% # 8% # 6% # 5% # 3% Weighted 45 22.93 # 59% # 54% # 16% # 11% # 9% # 7% # 6% # 5% Average 60 23.48 # 60% # 55% # 17% # 12% # 10% # 8% # 7% # 6% Price 90 24.13 # 62% # 56% # 18% # 13% # 11% # 9% # 8% # 7% 7/7/08 20.31 # 53% # 48% # 11% # 6% # 4% # 2% # 1% # (0%) 2009E EPS Accretion/(Dilution) - $ Current Price $18.94 # $1.62 # $1.44 # $0.27 # $0.09 # $0.03 # ($0.02) # ($0.06) # ($0.11) Volume 30 22.25 # 1.89 # 1.70 # 0.49 # 0.31 # 0.25 # 0.20 # 0.16 # 0.11 Weighted 45 22.93 # 1.93 # 1.75 # 0.53 # 0.35 # 0.29 # 0.24 # 0.20 # 0.15 Average 60 23.48 # 1.97 # 1.79 # 0.56 # 0.38 # 0.32 # 0.27 # 0.23 # 0.19 Price 90 24.13 # 2.01 # 1.83 # 0.60 # 0.41 # 0.35 # 0.31 # 0.27 # 0.22 7/7/08 20.31 # 1.74 # 1.55 # 0.37 # 0.19 # 0.12 # 0.08 # 0.03 # (0.01) Implied Aggregate Exchange Ratio Current Price $18.94 0.5021x 0.5121x 0.5808x 0.5940x 0.6072x 0.6204x 0.6336x 0.6468x Volume 30 22.25 0.4274 0.4360 0.4944 0.5056 0.5168 0.5281 0.5393 0.5506 Weighted 45 22.93 0.4148 0.4231 0.4798 0.4907 0.5016 0.5125 0.5234 0.5343 Average 60 23.48 0.4051 0.4132 0.4686 0.4792 0.4899 0.5005 0.5112 0.5218 Price 90 24.13 0.3941 0.4020 0.4558 0.4662 0.4765 0.4869 0.4973 0.5076 7/7/08 20.31 0.4682 0.4776 0.5416 0.5539 0.5662 0.5785 0.5908 0.6032 21

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES Pro Forma 2010E EPS Accretion/(Dilution) Assumes $125mm of cash to CastlePoint shareholders and $50mm of share repurchase 7/7 Revised Offer Low High Price Paid per CastlePoint Share $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Implied Premium 4% 6% 20% 23% 26% 28% 31% 34% 2010E EPS Accretion/(Dilution) - % Current Price $18.94 # 21% # 19% # 10% # 9% # 7% # 5% # 4% # 2% Volume 30 22.25 # 27% # 26% # 17% # 16% # 14% # 12% # 11% # 10% Weighted 45 22.93 # 28% # 27% # 18% # 17% # 15% # 14% # 12% # 11% Average 60 23.48 # 29% # 28% # 19% # 18% # 16% # 15% # 13% # 12% Price 90 24.13 # 30% # 29% # 21% # 19% # 17% # 16% # 15% # 13% 7/7/08 20.31 # 24% # 22% # 13% # 12% # 10% # 8% # 7% # 6% 2010E EPS Accretion/(Dilution) - $ Current Price $18.94 # $0.72 # $0.67 # $0.35 # $0.31 # $0.24 # $0.19 # $0.14 # $0.09 Volume 30 22.25 # 0.95 # 0.91 # 0.60 # 0.55 # 0.49 # 0.44 # 0.38 # 0.34 Weighted 45 22.93 # 0.99 # 0.95 # 0.64 # 0.60 # 0.53 # 0.48 # 0.43 # 0.38 Average 60 23.48 # 1.03 # 0.98 # 0.68 # 0.63 # 0.57 # 0.52 # 0.47 # 0.42 Price 90 24.13 # 1.06 # 1.02 # 0.72 # 0.67 # 0.61 # 0.56 # 0.51 # 0.46 7/7/08 20.31 # 0.82 # 0.78 # 0.46 # 0.42 # 0.35 # 0.30 # 0.24 # 0.20 Implied Aggregate Exchange Ratio Current Price $18.94 0.5021x 0.5121x 0.5808x 0.5940x 0.6072x 0.6204x 0.6336x 0.6468x Volume 30 22.25 0.4274 0.4360 0.4944 0.5056 0.5168 0.5281 0.5393 0.5506 Weighted 45 22.93 0.4148 0.4231 0.4798 0.4907 0.5016 0.5125 0.5234 0.5343 Average 60 23.48 0.4051 0.4132 0.4686 0.4792 0.4899 0.5005 0.5112 0.5218 Price 90 24.13 0.3941 0.4020 0.4558 0.4662 0.4765 0.4869 0.4973 0.5076 7/7/08 20.31 0.4682 0.4776 0.5416 0.5539 0.5662 0.5785 0.5908 0.6032 22

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES Pro Forma 2009E BVPS Accretion/(Dilution) Assumes $125mm of cash to CastlePoint shareholders and $50mm of share repurchase 7/7 Revised Offer Low High Price Paid per CastlePoint Share $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Implied Premium 4% 6% 20% 23% 26% 28% 31% 34% 2009E BVPS Accretion/(Dilution) - % Current Price $18.94 # 12% # 12% # 6% # 6% # 6% # 5% # 5% # 5% Volume 30 22.25 # 19% # 18% # 13% # 13% # 13% # 13% # 13% # 13% Weighted 45 22.93 # 20% # 19% # 14% # 14% # 14% # 14% # 14% # 14% Average 60 23.48 # 21% # 20% # 15% # 15% # 15% # 15% # 15% # 15% Price 90 24.13 # 22% # 21% # 17% # 16% # 16% # 16% # 16% # 17% 7/7/08 20.31 # 15% # 14% # 9% # 9% # 9% # 9% # 9% # 9% 2009E BVPS Accretion/(Dilution) - $ Current Price $18.94 # $2.29 # $2.14 # $1.18 # $1.04 # $1.02 # $1.01 # $1.00 # $0.99 Volume 30 22.25 # 3.44 # 3.31 # 2.45 # 2.33 # 2.33 # 2.34 # 2.36 # 2.37 Weighted 45 22.93 # 3.65 # 3.52 # 2.68 # 2.56 # 2.57 # 2.59 # 2.61 # 2.63 Average 60 23.48 # 3.81 # 3.68 # 2.86 # 2.75 # 2.76 # 2.78 # 2.80 # 2.82 Price 90 24.13 # 3.99 # 3.87 # 3.07 # 2.96 # 2.97 # 3.00 # 3.03 # 3.05 7/7/08 20.31 # 2.79 # 2.65 # 1.74 # 1.61 # 1.59 # 1.59 # 1.59 # 1.59 23

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES Pro Forma 2010E BVPS Accretion/(Dilution) Assumes $125mm of cash to CastlePoint shareholders and $50mm of share repurchase 7/7 Revised Offer Low High Price Paid per CastlePoint Share $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Implied Premium 4% 6% 20% 23% 26% 28% 31% 34% 2010E BVPS Accretion/(Dilution) - % Current Price $18.94 # 14% # 13% # 7% # 6% # 6% # 6% # 5% # 5% Volume 30 22.25 # 20% # 19% # 14% # 13% # 13% # 13% # 13% # 13% Weighted 45 22.93 # 21% # 20% # 15% # 15% # 14% # 14% # 14% # 14% Average 60 23.48 # 22% # 21% # 16% # 16% # 15% # 15% # 15% # 15% Price 90 24.13 # 23% # 22% # 17% # 17% # 17% # 16% # 16% # 16% 7/7/08 20.31 # 17% # 16% # 10% # 9% # 9% # 9% # 9% # 8% 2010E BVPS Accretion/(Dilution) - $ Current Price $18.94 # $3.00 # $2.81 # $1.54 # $1.36 # $1.27 # $1.21 # $1.15 # $1.09 Volume 30 22.25 # 4.38 # 4.21 # 3.06 # 2.89 # 2.83 # 2.80 # 2.76 # 2.73 Weighted 45 22.93 # 4.63 # 4.46 # 3.33 # 3.17 # 3.12 # 3.09 # 3.06 # 3.03 Average 60 23.48 # 4.83 # 4.66 # 3.55 # 3.39 # 3.34 # 3.31 # 3.29 # 3.26 Price 90 24.13 # 5.05 # 4.88 # 3.79 # 3.65 # 3.60 # 3.58 # 3.56 # 3.54 7/7/08 20.31 # 3.61 # 3.42 # 2.20 # 2.03 # 1.95 # 1.90 # 1.85 # 1.81 Source: Management forecasts. 24

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES Exchange Ratio Analysis Assumes $125mm of cash to CastlePoint shareholders and $50mm of share repurchase Tower Illustrative Exchange Ratio Statistic 0.5000x 0.5250x 0.5500x 0.5750x 0.6000x 0.6250x 0.6500x 0.6750x Accretion/(Dilution) - $ EPS 2009E $3.27 $1.66 $1.22 $0.78 $0.36 $0.06 ($0.03) ($0.12) ($0.20) 2010E 3.49 0.73 0.61 0.49 0.38 0.27 0.17 0.07 (0.02) BVPS Reported $15.43 $0.67 $0.75 $0.82 $0.89 $0.96 $1.02 $1.09 $1.14 12/31/08 Tangible (a) 13.69 1.06 1.13 1.21 1.28 1.42 1.01 0.61 0.24 ROE 2010E 17% 1% 1% 1% 1% 1% 0% (0%) (0%) Accretion/(Dilution) - % EPS 2009E $3.27 51% 37% 24% 11% 2% (1%) (4%) (6%) 2010E 3.49 21% 18% 14% 11% 8% 5% 2% (0%) BVPS Reported $15.43 4% 5% 5% 6% 6% 7% 7% 7% 12/31/08 Tangible (a) 13.69 8% 8% 9% 9% 10% 7% 4% 2% ROE 2010E 17% 8% 7% 6% 5% 4% 2% (1%) (3%) Implied Value per CastlePoint Share Current Price $18.94 $9.47 $9.94 $10.42 $10.89 $11.36 $11.84 $12.31 $12.78 Volume 30 22.25 11.13 11.68 12.24 12.79 13.35 13.91 14.46 15.02 Weighted 45 22.93 11.46 12.04 12.61 13.18 13.76 14.33 14.90 15.48 Average 60 23.48 11.74 12.32 12.91 13.50 14.09 14.67 15.26 15.85 Price 90 24.13 12.07 12.67 13.27 13.88 14.48 15.08 15.69 16.29 7/7/08 20.31 10.16 10.66 11.17 11.68 12.19 12.69 13.20 13.71 Source: FactSet (7/18/08). (a) Excludes purchase accounting related goodwill and intangibles. 25

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES Share Repurchase Sensitivity – ’09/’10 EPS Impact ($) 7/7 Revised Offer Low High Price Paid per CastlePoint Share $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Implied Premium 4% 6% 20% 23% 26% 28% 31% 34% # 4% 6% 20% 23% 26% 28% 31% 34% Current Price $18.94 # $4.97 # $4.79 # $3.59 # $3.41 # $3.35 # $3.30 # $3.26 # $3.21 2009E EPS at $50mm of Share Repurchase Tower 20.00 # 4.95 # 4.77 # 3.58 # 3.40 # 3.34 # 3.29 # 3.24 # 3.20 at $50mm of Forward 22.00 # 4.92 # 4.74 # 3.56 # 3.38 # 3.32 # 3.27 # 3.22 # 3.18 Share Repurchase Share 24.00 # 4.89 # 4.71 # 3.54 # 3.36 # 3.30 # 3.25 # 3.21 # 3.16 Price 26.00 # 4.86 # 4.69 # 3.52 # 3.34 # 3.28 # 3.24 # 3.19 # 3.15 Assumed 28.00 # 4.84 # 4.67 # 3.51 # 3.33 # 3.27 # 3.23 # 3.18 # 3.14 # 4% 6% 20% 23% 26% 28% 31% 34% Current Price $18.94 # $4.28 # $4.23 # $3.90 # $3.85 # $3.79 # $3.73 # $3.68 # $3.63 2010E EPS at $50mm of Share Repurchase Tower 20.00 # 4.26 # 4.21 # 3.89 # 3.84 # 3.77 # 3.72 # 3.66 # 3.61 at $50mm of Forward 22.00 # 4.23 # 4.19 # 3.86 # 3.81 # 3.75 # 3.69 # 3.64 # 3.59 Share Repurchase Share 24.00 # 4.21 # 4.16 # 3.84 # 3.79 # 3.73 # 3.67 # 3.62 # 3.57 Price 26.00 # 4.19 # 4.14 # 3.82 # 3.78 # 3.71 # 3.66 # 3.61 # 3.56 Assumed 28.00 # 4.17 # 4.12 # 3.81 # 3.76 # 3.70 # 3.65 # 3.59 # 3.55 Current Price $18.94 # $4.97 # $4.79 # $3.59 # $3.41 # $3.35 # $3.30 # $3.26 # $3.21 2009E EPS at $100mm of Share Repurchase Tower 20.00 # 4.93 # 4.75 # 3.56 # 3.39 # 3.32 # 3.28 # 3.23 # 3.19 at $100mm of Forward 22.00 # 4.86 # 4.68 # 3.52 # 3.34 # 3.28 # 3.24 # 3.19 # 3.15 Share Repurchase Share 24.00 # 4.80 # 4.63 # 3.48 # 3.31 # 3.25 # 3.20 # 3.16 # 3.12 Price 26.00 # 4.76 # 4.59 # 3.45 # 3.28 # 3.22 # 3.18 # 3.13 # 3.09 Assumed 28.00 # 4.72 # 4.55 # 3.43 # 3.26 # 3.20 # 3.15 # 3.11 # 3.07 # 4% 6% 20% 23% 26% 28% 31% 34% Current Price $18.94 # $4.28 # $4.23 # $3.90 # $3.85 # $3.79 # $3.73 # $3.68 # $3.63 2010E EPS at $100mm of Share Repurchase Tower 20.00 # 4.24 # 4.20 # 3.87 # 3.82 # 3.76 # 3.70 # 3.65 # 3.60 at $100mm of Forward 22.00 # 4.19 # 4.14 # 3.82 # 3.78 # 3.71 # 3.66 # 3.61 # 3.56 Share Repurchase Share 24.00 # 4.14 # 4.09 # 3.78 # 3.74 # 3.67 # 3.62 # 3.57 # 3.52 Price 26.00 # 4.10 # 4.05 # 3.75 # 3.70 # 3.64 # 3.59 # 3.54 # 3.49 Assumed 28.00 # 4.06 # 4.02 # 3.72 # 3.68 # 3.61 # 3.56 # 3.52 # 3.47 26

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES Share Repurchase Sensitivity – EPS Acc./(Dil.) (%) 7/7 Revised Offer Low High Price Paid per CastlePoint Share $9.51 $9.70 $11.00 $11.25 $11.50 $11.75 $12.00 $12.25 Implied Premium 4% 6% 20% 23% 26% 28% 31% 34% # 4% 6% 20% 23% 26% 28% 31% 34% Current Price $18.94 # 52% # 46% # 10% # 4% # 2% # 1% # (0%) # (2%) 2009E EPS Tower 20.00 # 51% # 46% # 9% # 4% # 2% # 1% # (1%) # (2%) Acc./(Dil.) Forward 22.00 # 50% # 45% # 9% # 3% # 1% # (0%) # (1%) # (3%) at $50mm of Share 24.00 # 49% # 44% # 8% # 3% # 1% # (1%) # (2%) # (3%) Share Repurchase Price 26.00 # 49% # 43% # 8% # 2% # 0% # (1%) # (2%) # (4%) Assumed 28.00 # 48% # 43% # 7% # 2% # 0% # (1%) # (3%) # (4%) # 4% 6% 20% 23% 26% 28% 31% 34% Current Price $18.94 # 23% # 21% # 12% # 11% # 9% # 7% # 5% # 4% 2010E EPS Tower 20.00 # 22% # 21% # 11% # 10% # 8% # 7% # 5% # 4% Acc./(Dil.) Forward 22.00 # 21% # 20% # 11% # 9% # 7% # 6% # 4% # 3% at $50mm of Share 24.00 # 21% # 19% # 10% # 9% # 7% # 5% # 4% # 2% Share Repurchase Price 26.00 # 20% # 19% # 10% # 8% # 6% # 5% # 3% # 2% Assumed 28.00 # 20% # 18% # 9% # 8% # 6% # 5% # 3% # 2% x x Current Price $18.94 # 52% # 46% # 10% # 4% # 2% # 1% # (0%) # (2%) 2009E EPS Tower 20.00 # 51% # 45% # 9% # 4% # 2% # 0% # (1%) # (3%) Acc./(Dil.) Forward 22.00 # 49% # 43% # 8% # 2% # 0% # (1%) # (2%) # (4%) at $100mm of Share 24.00 # 47% # 42% # 7% # 1% # (1%) # (2%) # (3%) # (5%) Share Repurchase Price 26.00 # 46% # 40% # 6% # 0% # (1%) # (3%) # (4%) # (5%) Assumed 28.00 # 44% # 39% # 5% # (0%) # (2%) # (4%) # (5%) # (6%) # 4% 6% 20% 23% 26% 28% 31% 34% Current Price $18.94 # 23% # 21% # 12% # 11% # 9% # 7% # 5% # 4% 2010E EPS Tower 20.00 # 22% # 20% # 11% # 10% # 8% # 6% # 5% # 3% Acc./(Dil.) Forward 22.00 # 20% # 19% # 10% # 8% # 6% # 5% # 3% # 2% at $100mm of Share 24.00 # 19% # 17% # 8% # 7% # 5% # 4% # 2% # 1% Share Repurchase Price 26.00 # 18% # 16% # 7% # 6% # 4% # 3% # 2% # 0% Assumed 28.00 # 17% # 15% # 7% # 5% # 4% # 2% # 1% # (1%) 27

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES Tower Capital Raising Assumptions Capital Raise Assumptions: New shares of common stock are issued beginning in 2010 in order to reduce cessions to CastlePoint; $62 million in aggregate through 2012 New common stock is issued at a various P/E sensitivities Underwriting fee and legal/other expenses of 6% Financial leverage consistent with combined TWGP/CPHL model Ceded premiums for brokerage business consistent with combined TWGP/CPHL model Senior debt is issued beginning in 2009; $33 million in aggregate through 2012 Approximate interest rate of 8% (interest rate inclusive of fees) Target BCAR ratio between 188 and 206 (consistent with combined TWGP/CPHL model) Scenario Assumptions: Brokerage premium volumes consistent with "A-2" Case Program business no longer written by Tower on behalf of CastlePoint Gross expense and loss ratios are consistent with "A-2" Case Annual dividend assumption consistent with "A-2" Case ($0.20 per share) Third-party cessions consistent with “TWGP/CPHL” case 28

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES Tower Standalone Capital Raise and P/E Sensitivity Analysis ($ in millions, except per share amounts) Management has developed an illustrative case that achieves brokerage premium volumes consistent with the “A-2” management plans, while raising capital in order to retain additional business presently ceded to CastlePoint. Capital raised is consistent with management’s combined TWGP/CPHL model debt-to-total capital ratio. Brokerage cessions are also consistent with management forecasts Management is uncertain whether they would receive 100% equity credit from rating agencies for debt raised at the holding company level and contributed to downstream statutory entities Analysis does not explicitly consider potential near-term M&A opportunities that may be pursued with additional capital flexibility Management does not endorse this approach to raising capital in a standalone context (e.g., leverage ratios, cessions) 2008E 2009E 2010E 2011E 2012E Net Income $67.7 $78.0 $91.3 $100.5 $107.1 Forward Share Price 26.24 30.21 32.69 36.22 38.40 Earnings per Share 2.92 3.36 3.63 4.02 4.27 Forward Multiple 9.0x 9.0x 9.0x 9.0x 9.0x Equity Raised $0.0 $0.0 $62.0 ($5.5) $5.0 Unadjusted Diluted Shares (mm) 23.2 23.2 23.2 25.1 25.0 Shares Issued (mm) 0.0 0.0 1.9 (0.2) 0.1 Adjusted Diluted Shares (mm) 23.2 23.2 25.1 25.0 25.1 Earnings per Share 2008E 2009E 2010E 2011E 2012E 5.9x 6x $2.92 # $3.36 # $3.48 # $3.86 # $4.08 Forward 8.0 8 2.92 # 3.36 # 3.60 # 3.99 # 4.22 Multiple 9.0 2.92 3.36 3.63 4.02 4.27 10.0 # 2.92 # 3.36 # 3.66 # 4.05 # 4.30 x x Source: Management forecasts. 7/21/20 29

B Selected Comparable Public Company Trading Analyses

TOWER GROUP

B. SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSES

Comparable Bermuda Public Company Trading Analysis

($ in millions, except per share data)

	CastlePoint	Summary Statistics: Mean	Summary Statistics: Median	Selected Comparable Public Companies: Aspen	Endurance	Odyssey Re	PartnerRe	Platinum
Market Data:								
Ticker	CPHL			AHL	ENH	ORH	PRE	PTP
Current Share Price	$9.16			$23.41	$28.60	$37.94	$65.40	$33.71
% of 52W High	*62 %*	*81 %*	*78 %*	*77 %*	*66 %*	*93 %*	*78 %*	*89 %*
% of 52W Low	*105 %*	*107 %*	*106 %*	*104 %*	*107 %*	*115 %*	*104 %*	*106 %*
FD Market Capitalization	$353			$2,056	$1,881	$2,533	$3,646	$1,911
Price as a Multiple of:								
EPS:								
2008E (a)	5.2 x	7.1 x	6.0 x	5.8 x	5.0 x	12.5 x	6.5 x	6.0 x
2009E (a)	4.2	7.0	6.5	5.4	4.8	11.8	6.5	6.5
Book Value (3/31/08):								
Reported (b)	0.84 x	0.86 x	0.89 x	0.80 x	0.73 x	0.94 x	0.89 x	0.94 x
Adjusted (c)	0.81	0.89	0.92	0.85	0.75	0.97	0.95	0.92
Selected Ratios:								
Long Term Growth Rate (a)	13.5 %	10.6 %	12.0 %	10.0 %	12.0 %	13.5 %	5.0 %	12.5 %
'08 - '09 EPS Growth	25.7 %	1.3 %	2.2 %	7.2 %	2.2 %	5.7 %	(1.0) %	(7.6) %
2008E PEG Ratio	0.39 x	0.74 x	0.58 x	0.58 x	0.41 x	0.92 x	1.30 x	0.48 x
2008E ROE (a)	15.2 %	13.5 %	14.4 %	14.4 %	15.2 %	7.7 %	14.4 %	16.1 %
2009E ROE (a)	16.7	12.3 %	13.3 %	13.3 %	14.2 %	7.6 %	12.8 %	13.9 %
Indicated Dividend Yield	2.2 %	2.1 %	2.6 %	2.6 %	3.5 %	0.7 %	2.8 %	0.9 %
Debt/Total Capital	24.2 %	14.2 %	15.3 %	9.1 %	16.1 %	15.3 %	18.4 %	12.4 %
2007 GPW/BV	0.80 x	0.98 x	0.89 x	0.89 x	0.86 x	1.25 x	1.12 x	0.76 x
2007 NPW/BV	0.80	0.90	0.76	0.76	0.76	1.16	1.10	0.70
2007 GAAP Combined Ratio	93.9 %	84.0 %	81.0 %	83.0 %	79.9 %	95.5 %	80.4 %	81.0 %
Ratings (A.M. Best/S&P/Moody's)	A-/--/--			A/A/A2	A/A/A2	A/A-/A3	A+/AA-/Aa3	A/--/--

Source: FactSet (7/18/08) and company filings

(a) IBES median consensus.

(b) Based on common shareholders' equity.

(c) Excludes accumulated other comprehensive income (AOCI).

30 LAZARD

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSES Comparable Specialty P&C Public Company Trading Analysis ($ in millions, except per share data) Summary Statistics Selected Comparable Public Companies Tower Mean Median Markel Navigators Philadelphia RLI W.R. Berkley Market Data: Ticker TWGP MKL NAVG PHLY RLI WRB Current Share Price $18.94 $360.75 $47.09 $33.99 $53.60 $23.97 % of 52W High 53% 75% 74% 66% 72% 74% 88% 75% % of 52W Low 100% 111% 111% 114% 104% 111% 120% 109 % FD Market Capitalization $445 $3,592 $800 $2,516 $1,180 $4,209 Price as a Multiple of: EPS: 2008E (a) 6.4 x 9.9 x 9.3 x 13.4 x 8.3 x 9.3 x 11.7 x 6.9 x 2009E (a) 5.6 10.2 8.9 13.8 8.4 8.9 12.9 6.7 Book Value (3/31/08): Reported (b) 1.41 x 1.36 x 1.37 x 1.37 x 1.17 x 1.55 x 1.55 x 1.17 x Adjusted (c) 1.33 1.44 1.55 1.55 1.19 1.57 1.73 1.18 Selected Ratios: Long-Term Growth Rate (a) 22.5% 12.8% 12.5% 12.0% 11.0% 15.5% 13.0% 12.5% '08E - '09E EPS Growth 15.3% (1.1) % (0.9) % (3.5) % (0.9) % 5.1% (9.8) % 3.3% 2008E PEG Ratio 0.29 x 0.78 x 0.76 x 1.11 x 0.76 x 0.60 x 0.90 x 0.55 x 2008E ROE (a) 20.3% 14.0% 13.6% 10.1% 13.6% 15.3% 13.3% 17.6% 2009E ROE (a) 19.3 12.4% 11.9% 8.9% 11.9% 15.0% 11.3% 14.8 % Indicated Dividend Yield 1.1% 1.3% 1.3% -- % -- % -- % 1.7% 0.8 % Debt/Total Capital 24.3% 15.8% 15.5% 20.7% 15.5% -- % 14.6% 28.1% 2007 NPW/PHS 1.0 x 1.0 x 1.1 x 1.1 x 0.8 x 1.2 x 0.7 x 1.2 x 2007 GAAP Combined Ratio 83.7% 82.0% 87.5% 88.0% 87.5% 74.8% 71.4% 88.1% 2007 Statutory Loss Ratio 42.8% 38.4% 38.1% 35.6% 47.3% 38.1% 23.3% 47.9 % Ratings (A.M. Best/S&P/Moody's) A-/--/-- A/BBB-/A3 A/A/A3 A+/--/A1 A+/A+/A2 A+/A+/A2 Source: FactSet (7/18/08) and company filings. (a) IBES median consensus. (b) Based on common shareholders’ equity. (c) Excludes accumulated other comprehensive income (AOCI). 31

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSES Insurance Universe: Valuation Snapshot ($ in millions, except per share data) % of 52-Week Market P/E ROE Dividend Company High Low Cap. NTM (a) 2008E (a) 2009E (a) LTGR (a) P/B 2008E (a) 2009E (a) Yield Selected Specialty: Markel 66.1% 113.9% $3,592 13.6x 13.4x 13.8x 12.0% 1.37x 10.1% 8.9 % NA Navigators 71.5 103.7 800 8.4 8.3 8.4 11.0 1.17 13.6 11.9 NA Philadelphia 74.4 111.0 2,516 9.1 9.3 8.9 15.5 1.55 15.3 15.0 NA RLI 88.1 120.1 1,180 12.4 11.7 12.9 13.0 1.55 13.3 11.3 1.7 % Tower 53.4 100.0 445 5.9 6.4 5.6 22.5 1.41 20.3 19.3 1.1 W.R. Berkley 75.2 108.6 4,209 6.8 6.9 6.7 12.5 1.17 17.6 14.8 0.8 Mean (b) 75.1% 111.4% 10.0x 9.9x 10.2x 12.8% 1.36x 14.0% 12.4% 1.3 % Median (b) 74.4 111.0 9.1 9.3 8.9 12.5 1.37 13.6 11.9 1.3 Selected Bermuda: Aspen 77.2% 103.7% $2,056 5.6x 5.8x 5.4x 10.0% 0.80x 14.4% 13.3% 2.6 % CastlePoint 62.4 104.8 353 4.6 5.2 4.2 13.5 0.84 15.2 16.7 2.2 Endurance 66.2 107.0 1,881 4.9 5.0 4.8 12.0 0.73 15.2 14.2 3.5 Odyssey 93.3 115.2 2,533 12.1 12.5 11.8 13.5 0.94 7.7 7.6 0.7 Partner Re 78.3 103.7 3,646 6.5 6.5 6.5 5.0 0.89 14.4 12.8 2.8 Platinum 89.1 106.4 1,911 6.3 6.0 6.5 12.5 0.94 16.1 13.9 0.9 Mean (b) 80.8% 107.2% 7.1x 7.1x 7.0x 10.6% 0.86x 13.5% 12.3% 2.1 % Median (b) 78.3 106.4 6.3 6.0 6.5 12.0 0.89 14.4 13.3 2.6 Primary: ACE 77.4% 108.2% $16,437 6.3x 6.3x 6.3x 13.0% 1.01x 15.1% 13.7% 2.2 % Arch 86.0 103.3 4,228 6.3 6.3 6.3 5.0 1.16 18.2 15.8 NA EverestRe 69.1 105.5 4,879 6.3 6.4 6.3 10.0 0.87 13.0 12.2 2.4 Max Re 71.5 102.5 1,220 6.3 7.9 5.6 12.0 0.85 10.1 13.6 1.7 Argo Group 74.7 102.7 1,041 7.2 7.9 6.8 12.0 0.73 9.5 9.8 NA Mean 75.7% 104.4% 6.5x 6.9x 6.3x 10.4% 0.92x 13.2% 13.0% 2.1 % Median 74.7 103.3 6.3 6.4 6.3 12.0 0.87 13.0 13.6 2.2 Source: FactSet (7/18/08), SNL and company filings. (a) IBES median consensus. (b) Summary statistics exclude Tower and CastlePoint. 32

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSES Comparative Stock Price Performance – Tower vs. CastlePoint $50.00 VWAP (a) % Change from Current Tower CastlePoint 52-Week High $35.50 $14.67 Tower CastlePoint Tower CastlePoint Date 12/25/07 7/19/07 Current Price $18.94 $9.16 -- -- 52-Week Low $18.94 $8.74 30 Day 22.25 9.38 17% 2% Date 7/18/08 7/15/08 45 Day 22.93 9.50 21% 4% 40.00 60 Day 23.48 9.69 24% 6% 90 Day 24.13 9.72 27% 6% 30.00 20.00 $18.94 10.00 $9.16 0.00 18 Jul 07 29 Sep 07 11 Dec 07 22 Feb 08 5 May 08 18 Jul 08 Tower CastlePoint Source: FactSet (7/18/08) and Bloomberg. (a) Volume weighted average price. 7/21/20 33

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSES Historical Valuation: NTM Price/Earnings 16.0x Average Current 7/7/08 5/22/08 1-Year 2-Years 3-Years CastlePoint 4.6x 4.7x 5.5x 6.1x -- -- Bermuda Reinsurers (a) 6.3 5.9 6.6 7.2 7.5x 7.4x Tower 5.9 6.3 8.7 9.2 11.1 11.6 Specialty P&C (b) 9.1 9.0 9.8 10.2 11.4 11.6 Bermuda Primary Insurers (c) 6.3 6.2 7.4 7.4 7.7 7.7 12.0 9.1x 8.0 6.3x 6.3x 5.9x 4.6x 4.0 23 Mar 07 27 Jun 07 2 Oct 07 6 Jan 08 12 Apr 08 18 Jul 08 CastlePoint Bermuda Reinsurers (a) Tower Specialty P&C (b) Bermuda Primary Insurers (c) Source: FactSet (7/18/08). (a) Includes Aspen, Endurance, PartnerRe, Odyssey Re and Platinum Underwriters. (b) Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley. (c) Includes ACE, Arch, EverstRe, Max Re and Argo Group. 7/21/20 34

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSES Historical Valuation: Price/Reported Book Value 4.00x Average Current 7/7/08 5/22/08 1-Year 2-Years 3-Years CastlePoint 0.84x 0.87x 0.98x 1.04x -- -- Bermuda Reinsurers (a) 0.89 0.89 0.94 1.00 1.07x 1.09x Tower 1.41 1.51 2.03 2.12 2.87 2.90 Specialty P&C (b) 1.37 1.35 1.45 1.61 1.82 1.87 3.00 Bermuda Primary Insurers (c) 0.87 0.84 0.99 1.11 1.23 1.28 3.00 2.00 1.41x 1.37x 0.89x 1.00 0.87x 0.84x 0.00 23 Mar 07 27 Jun 07 2 Oct 07 6 Jan 08 12 Apr 08 18 Jul 08 CastlePoint Bermuda Reinsurers (a) Tower Specialty P&C (b) Bermuda Primary Insurers (c) Source: FactSet (7/18/08). (a) Includes Aspen, Endurance, PartnerRe, Odyssey Re and Platinum Underwriters. (b) Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley. (c) Includes ACE, Arch, EverstRe, Max Re and Argo Group. 7/21/20 35

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSES Historical Exchange Ratio – CastlePoint/Tower 0.7000 Current vs. 7/7/08 52-Week High/Low Current 0.4836 52-Week High 0.4836 7/7/08 0.4702 Date 7/18/08 % Change 2.9% 52-Week Low 0.3332 Current vs. 5/22/08 Date 12/25/07 Current 0.4836 VWAP (a) 0.6000 5/22/08 0.3925 30 Day 0.4216 % Change 23.2% 45 Day 0.4145 60 Day 0.4128 90 Day 0.4027 0.5000 0.4836 0.4139 0.4000 7 July 08 22 May 08 0.3000 18 Jul 07 29 Sep 07 11 Dec 07 22 Feb 08 5 May 08 18 Jul 08 CastlePoint/Tower Exchange Ratio Average Source: FactSet (7/18/08). (a) Volume weighted average price. 7/21/20 36

C Selected CastlePoint Information

C SELECTED CASTLEPOINT INFORMATION Summary of Analyst Estimates and Recommendations RECOMMENDATION SUMMARY RECOMMENDATION SUMMARY Analyst coverage is limited No large capital markets banks cover the stock Buy Median price target at $16.00 per share 100% PRICE TARGETS & EARNINGS ESTIMATES CONSENSUS RATING TREND Price Estimated EPS Rating Price Firm Name Rating Target 2008E 2009E Date 5 $25.00 Keefe, Bruyette & Woods Outperform $16.00 $1.78 $2.26 7/9/08 Piper Jaffray Buy 19.00 1.75 2.05 5/8/08 4 20.00 Fox-Pitt Kelton Outperform 13.00 1.75 2.05 5/7/08 KeyBanc Buy 16.00 1.80 2.20 5/6/08 Friedman, Billings, Ramsey Outperform 17.00 1.75 2.20 5/6/06 3 15.00 High $19.00 $1.80 $2.26 Consensus Mean 16.20 1.77 2.15 Statistics Median 16.00 1.75 2.20 2 10.00 Low 13.00 1.75 2.05 Buy 100% Current Price: $9.16 1 5.00 Hold 0% % Difference vs. Median: (43%) 18 Jul 07 29 Sep 07 11 Dec 07 22 Feb 08 5 May 08 18 Jul 08 Sell 0% Rating Consensus Share Price 5=Buy 3=Hold 1=Sell Source: FactSet (7/18/08), Bloomberg and equity research. 37

C SELECTED CASTLEPOINT INFORMATION Shareholder Ownership Summary TOP SHAREHOLDERS BREAKDOWN OF CURRENT OWNERSHIP INSIDERS Rank Holder Name Position % O/S Implied 1 Tower Group, Inc. 3,682,000 9.6% Retail 2 Lee Michael H 956,091 2.5 17% Institutions 3 Weiner Joel S 96,493 0.3 70% 4 Doyle Gregory T 48,432 0.1 5 Beitz Joseph P 34,821 0.1 Insiders 6 Robbie William A 34,293 0.1 13% 7 Smith Robert S 26,293 0.1 8 Van Gorder Jan R 14,529 0.0 9 Brown Roger Alan 7,500 0.0 10 Barrow Richard M 3,000 0.0 Top 10 Insiders 4,903,452 12.8% Total Insiders 4,903,452 12.8% INSTITUTIONS/OTHER INSTITUTIONAL INVESTMENT SYTLE Rank Holder Name Position % O/S 1 Columbia Management Advisors, Inc. 3,464,472 9.0% Yield Index 2 Leon G. Cooperman 2,500,700 6.5 2% 5% 3 US Trust, Bank of America 2,223,260 5.8 4 Capital World Investors 1,295,000 3.4 GARP 5 UBS Global Asset Management 1,121,794 2.9 41% 6 Vanguard Group, Inc. 843,358 2.2 Growth 7 Eubel Brady & Suttman Asset Mgmt. 826,007 2.1 26% 8 Lazard Asset Management LLC 762,959 2.0 9 Cumberland Associates LLC 698,474 1.8 10 ADAR Investment Management LLC 630,000 1.6 Top 10 Institutions 11,865,324 37.4% Value Total Institutions 27,052,557 70.4% 26% Retail 6,472,102 16.8% Total 38,428,111 100.0% x x Source: FactSet (7/18/08) and company filings. 7/21/20 38

C SELECTED CASTLEPOINT INFORMATION CastlePoint Share Price/Volume Analysis (shares in millions) 4/1/07 – 6/30/07 (FIRST QUARTER POST-IPO) 7/1/07 – 3/31/08 Volume (MM) Volume (MM) 25.0 25.0 Total Volume: 9.2 Average: $15.64 Total Volume: 33.2 22.9 Average: $11.98 20.0 20.0 15.0 15.0 10.0 10.0 6.5 5.0 5.0 3.2 2.4 1.7 1.9 1.7 1.4 0.6 0.2 0.0 0.0 Source: FactSet (7/18/08). 7/21/20 $14.41 – $14.81 $14.81 – $15.21 $15.21 – $15.61 $15.61 – $16.01 $16.01 – $16.41 $8.00 – $9.60 $9.60 – $11.20 $11.20 – $12.80 $12.80 – $14.40 $14.40 –$16.00 39

C SELECTED CASTLEPOINT INFORMATION Top 25 Institutional Holders – Acquisition Timing (shares in thousands) Since IPO 7/1/07 – 3/31/08 4/1/07 – 6/30/07 Current Net Shares % of Net Shares % of Net Shares % of 3/31/07 Rank Holder Position Acquired Holding Acquired Holding Acquired Holding Position 1 Columbia Mgmt Advisors 3,464 3,464 100% 3,092 89% 372 11% 0 2 US Trust, Bank of America 2,223 0 0% 0 0% 0 0% 2,223 3 Capital World Investors 1,295 1,295 100% 1,295 100% 0 0% 0 4 UBS Global Asset Mgmt 1,122 1,122 100% 408 36% 714 64% 0 5 Vanguard Group 843 843 100% 830 98% 14 2% 0 6 Eubel Brady & Suttman 826 826 100% (477) -- 1,303 158% 0 7 Lazard Asset Mgmt 763 763 100% 733 96% 30 4% 0 8 Cumberland Associates 698 698 100% (1,000) -- 1,698 243% 0 9 ADAR Investment Mgmt 630 630 100% 630 100% 0 0% 0 10 DePrince, Race & Zollo 627 627 100% 427 68% 200 32% 0 11 Third Avenue Mgmt 622 622 100% 196 32% 426 68% 0 12 Hunter Global Investors LP 537 537 100% 537 100% 0 0% 0 13 JPMorgan Asset Mgmt 517 517 100% 225 44% 292 56% 0 14 King Investment Advisors 514 514 100% (106) -- 620 121% 0 15 Friedman, Billings & Ramsey 500 482 96% (0) -- 482 96% 18 16 Wasatch Advisors 489 489 100% 489 100% 0 0% 0 17 Becker Capital Mgmt 475 178 37% 0 0% 178 37% 297 18 Delaware Investment Advisers 456 456 100% (64) -- 520 114% 0 19 Peninsula Capital Mgmt 455 455 100% 355 78% 100 22% 0 20 JPMorgan Investment Advisors 455 455 100% 88 19% 367 81% 0 21 Wells Capital Mgmt 453 453 100% 188 42% 265 58% 0 22 Lotsoff Capital Mgmt 432 432 100% 378 88% 54 12% 0 23 Roumell Asset Mgmt 418 418 100% 393 94% 25 6% 0 24 Dreman Value Mgmt 415 415 100% 415 100% 0 0% 0 25 RCM Capital Mgmt 400 400 100% 344 86% 57 14% 0 Total 19,630 17,091 9,376 7,716 2,539 Average CastlePoint Share Price $12.90 $11.98 $15.64 Source: FactSet (7/18/08). 7/21/20 40

TOWER GROUP

C SELECTED CASTLEPOINT INFORMATION

CastlePoint Executives and Directors

EXECUTIVES

NAME	AGE	POSITION
Michael H. Lee	50	Chairman & CEO of CastlePoint Holdings; CEO & Director of CastlePoint Mgmt. And CastlePoint Insurance Co.
Gregory T. Doyle	47	President & Director of CastlePoint Holdings, CastlePoint Mgmt. and CastlePoint Insurance; Director of CastlePoint Re
Joel S. Weiner	58	CFO, Senior VP & Director of CastlePoint Re, CastlePoint Mgmt. and CastlePoint Insurance Co.
Richard M. Barrow	54	Senior VP & Chief Accounting Officer of CastlePoint Holdings, CastlePoint Re, CastlePoint Mgmt. and CastlePoint Insurance Co.; Director of CastlePoint Mgmt. and CastlePoint Insurance Co.
Joseph P. Beitz	51	President & Director of CastlePoint Re; Director of CastlePoint Insurance Co.

BOARD OF DIRECTORS

NAME	POSITION	AGE	TENURE	AFFILIATIONS
Michael H. Lee	Chairman & CEO	50	2006	Tower Group, Inc.
Gregory T. Doyle	President & Director	47	2006	Tower Group, Inc.; BMS Vision Re, Presidential Re, Guy Carpenter & Co.; American Re
William A. Robbie	Director	57	2006	Platinum Underwriters; St. Paul Re; XL Capital; Prudential; Continental Insurance Cos.
Robert S. Smith	Director	49	2006	Sherier Capital; Friedman, Billings, Ramsey; McGuire Woods LLP; Asset Capital Corp.
Jan Reid Van Gorder	Director	60	2007	Erie Insurance Group; Insurance Federation of Pennsylvania

Source: Company filings.

41 LAZARD

C SELECTED CASTLEPOINT INFORMATION CastlePoint Income Statement – Historical/Projected ($ in millions, except per share amounts) x Historical Projected CAGR 2005 2006 2007 2008E 2009E 2010E 2011E 2012E '06 - '07 08 - '12 Revenues: Net Premiums Earned -- $79.0 $248.4 $476.2 $628.2 $666.1 $719.9 $791.8 214.5% 13.6% Commission Income -- 2.3 7.5 7.6 7.6 7.6 7.6 7.6 219.3% 0.0% Insurance Services Revenue -- -- -- 6.5 5.5 6.1 6.7 7.3 -- 3.2% Net Investment Income -- 11.2 29.5 44.6 58.2 72.3 86.2 100.1 163.8% 22.4% Net Realized Gains/(Losses) -- 0.0 (8.2) -- -- -- -- -- -- -- Total Revenues -- $92.5 $277.1 $534.8 $699.5 $752.0 $820.4 $906.8 199.5% 14.1% Expenses: Loss & Loss Adjustement Expenses -- $41.0 $131.3 $266.5 $360.0 $389.4 $428.1 $479.2 220.7% 15.8% Commission & Other Acq. Expenses -- 29.4 91.6 161.9 209.1 218.3 234.2 255.5 211.5% 12.1% Other Operating Expenses 0.0 12.2 17.9 24.5 26.0 27.1 28.3 29.6 46.9% 4.8% Interest Expense -- 0.6 9.5 11.1 11.1 11.1 11.1 11.1 -- 0.0% Total Expenses $0.0 $83.1 $250.2 $464.0 $606.3 $645.9 $701.7 $775.4 201.2% 13.7% Pre-Tax Income ($0.0) $9.5 $26.9 $70.8 $93.2 $106.1 $118.7 $131.4 184.5% 16.7% Income Tax Expense -- 1.1 5.9 (1.5) (1.6) (2.3) (3.5) (4.7) 435.9% 32.4% Net Income ($0.0) $10.5 $32.7 $69.3 $91.6 $103.8 $115.2 $126.6 210.5% 16.3% Earnings per Share: Diluted Earnings per Common Share -- $0.47 $0.89 $1.80 $2.37 $2.69 $2.98 $3.28 89.4% 16.3% WA Common Shares Outstanding: Diluted -- 22.336 36.635 38.600 38.600 38.600 38.600 38.600 64.0% 0.0% Source: Company filings and management projections. 7/21/20 42

C SELECTED CASTLEPOINT INFORMATION CastlePoint Balance Sheet ($ in millions) Historical Growth 12/31/06 12/31/07 03/31/08 06 - '07 Assets: Investments $390.3 $539.9 $602.8 38.3% Cash & Cash Equivalents 34.8 153.6 193.7 341.7% Cash & Invested Assets $425.0 $693.5 $796.6 63.2% Accrued Investment Income 2.2 4.1 3.8 83.8% Assumed Premiums Receivable 44.9 125.6 168.6 179.5% Premiums Receivable - Programs 1.3 9.1 21.2 601.4% Prepaid Reinsurance Premiums -- 3.5 7.5 -- Goodwill -- -- -- -- Deferred Acquisition Costs 30.4 73.1 78.4 140.7% Deferred Income Taxes 1.1 7.1 7.8 547.5% Deferred Financing Fees 3.1 3.7 3.6 19.1% Funds Held by Reinsured Companies 0.6 -- -- -- Other Assets 2.8 7.2 10.3 161.7% Total Assets $511.3 $926.7 $1,097.8 81.2% Liabilities: Loss & Loss Adjustment Expense $34.2 $121.4 $151.8 255.1% Unearned Premium 86.2 217.5 239.2 152.4% Assumed Losses Payable 3.5 8.5 21.3 143.9% Premiums Payable - Programs 1.1 16.3 37.0 1,416.5% Accounts Payable & Accrued Expenses 2.9 3.6 3.1 25.2% Payable for Securities -- -- 86.4 -- Other Liabilities 0.7 3.6 5.1 395.9% Subordinated Debentures 103.1 134.0 134.0 30.0% Total Liabilities $231.6 $504.9 $677.9 118.0% Shareholders' Equity: Common Shares $0.3 $0.4 $0.4 29.4% Additional Paid-in-Capital 269.5 385.1 385.5 42.9% Accumulated Other Comprehensive Income 1.7 (1.1) (12.1) (163.4%) Retained Earnings 8.3 37.4 46.0 351.5% Total Shareholders' Equity $279.7 $421.8 $419.8 50.8% Total Liabilities and Shareholders' Equity $511.3 $926.7 $1,097.8 81.2% x x Source: Company filings and management projections. 43

D Selected Tower Information

D SELECTED TOWER INFORMATION Selected Equity Analyst and Rating Agency Commentary “The rating reflects [Tower] group's historically strong underwriting results, good capitalization and the operational advantages each company in the group realizes as subsidiaries of Tower Group, Inc. These positive rating factors are somewhat offset by the company's aggressive growth on a direct and net basis over the most recent five-year period, appetite for acquisitions and geographic concentration in downstate New York.” “While CastlePoint has provided a source of capacity for Tower, A.M. Best believes that the overlapping arrangements between Tower and CastlePoint heighten risk factors such as correlation risk, operational risk and credit risk should the financial position of CastlePoint be impacted at any time.” “Tower's surplus has increased at exponential levels over the five-year period primarily due to capital contributions and more recently, excellent earnings. With regard to financial flexibility, TWGP maintains financial leverage and interest coverage measures that are in line with its current ratings.” A.M. Best, 7/18/2008 “We believe that Tower Group is one of the few companies that will be able to maintain double-digit growth for the next several years. Tower can accomplish this despite soft market conditions as a result of its geographic expansion (from a Northeast carrier to national carrier) and its demand driven approach (meeting brokers needs by providing admitted paper for traditionally E&S risks). We project 15% GWP growth for 2008.” Fox-Pitt Kelton, 5/6/2008 “Investment changes should result in a less volatile, more conservative portfolio. Subsequent to the end of the quarter, TWGP reduced its exposure to mortgages and other ABS (included eliminating all exposure to externally managed leveraged equity securities [primarily REITs]), reduced exposure to financials and increased its allocation to tax-exempt securities. These changes should result in both NII and the mark-to-market impact on book value becoming more predictable and less volatile going forward.” Fox-Pitt Kelton, 5/6/2008 “As a result of TWGP's expansion, the Company has been able to weather the difficult market conditions by identifying areas in which the Company is facing excessive competition, withdrawing from the particular market, and reallocating the resources to other existing markets or allocating the capital to new markets that have more favorable pricing environments. TWGP has diversified the product offerings beyond the Company's original market of small business in the New York City metropolitan area. The acquisition of the Perserver Group enables TWGP to expand into the New England market, as well as increases the product offerings in personal auto as well as homeowners.” KeyBanc, 5/6/2008 “Looking ahead, premium growth will come from the full integration of Preserver and the continued penetration into the Florida, Texas and California markets. TWGP has been expanding via wholesale producers (most of which already had existing relationships with TWGP). Management sees growth in the small policy market segments and stable growth for products in non-standard pricing tiers. TWGP is avoiding growth in medium and large policies ($25,000 and higher) due to increased levels of competition.” Keefe, Bruyette & Woods 5/7/2008 “TWGP continued its comprehensive portfolio review in the first quarter, recording a $2.4 million impairment write-down at March 31, 2008 due to seven real-estate investment trusts (REITs) being classified as other-than-temporarily-impaired. The REITs were sold in April 2008 and TWGP currently does not own any REITs. Additional portfolio activity was concentrated around maintaining overall credit quality and reducing mortgage and asset-backed security exposure.” Keefe, Bruyette & Woods 5/7/2008 7/21/20 44

D SELECTED TOWER INFORMATION Summary of Analyst Estimates and Recommendations RECOMMENDATION SUMMARY RECOMMENDATION SUMMARY Analyst coverage is limited Hold 17% No large capital markets banks cover the stock Median price target at $38.50 per share Buy 83% PRICE TARGETS & EARNINGS ESTIMATES CONSENSUS RATING TREND x x Price Estimated EPS Rating Price Firm Name Rating Target 2008E 2009E Date 5 $50.00 Keefe, Bruyette & Woods Hold $25.00 $2.80 $3.05 7/9/08 Piper Jaffray Buy 46.00 2.95 3.55 5/12/08 40.00 4 Fox-Pitt Kelton Buy 30.00 2.95 3.25 5/6/08 Friedman, Billings, Ramsey Buy 40.00 3.00 3.70 5/6/08 30.00 KeyBanc Buy 38.50 2.95 3.40 5/6/08 3 Sidoti & Company Buy 40.00 (a)2.90 (a)3.34 (a)5/6/08 20.00 High $46.00 $3.00 $3.70 2 Consensus Mean 36.90 2.93 3.39 10.00 Statistics Median 38.50 2.95 3.40 Low 30.00 2.80 3.05 1 0.00 Buy 83% Current Price: $18.94 18 Jul 07 29 Sep 07 11 Dec 07 22 Feb 08 5 May 08 18 Jul 08 Hold 17% % Difference vs. Median: (52%) Rating Consensus Share Price Sell 0% x x 5=Buy 3=Hold 1=Sell Source: FactSet (7/18/08), Bloomberg and equity research. (a) Excluded from IBES consensus. Contributor update pending. 7/21/20 45